EXHIBIT B





FOR IMMEDIATE RELEASE                                             Symbol:  TLXX
---------------------


                          Telynx Restructures and Names
                                New President/CEO



          (Sherman Oaks, CA April 12, 2004) The Board of Telynx is proud to announce that the company has undergone a major restructuring by moving its corporate headquarters to Sherman Oaks, California and has named Paul Mataras as its new President/CEO effective immediately.

          "With its new SEC filing in place and starting to build a new management team, Telynx is positioning itself, yet again, to become a significant force in the telecommunications industry and will continue to trade with the symbol (TLXX). However, the stock's vacillation has been quelled by the company's recent restructuring," assures Mataras, who formerly served as the corporate secretary of Telynx.


Telynx is a global leader in telecommunications infrastructure management systems. The company supplies software and professional services for Operations Support Systems (OSS) of telecommunications industry and for general enterprise networks. Telynx's customers include clients in the telecommunications industry and Fortune 100 financial institutions. Telynx trades on the Pink Sheets under TLXX.



                  MEDIA CONTACT:  Michael Conley
                                  CONLEY COMMUNICATIONS
                                  818.389.3577